Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “FRIO, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2004, AT 11:33 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]
Harriet Smith Windsor, Secretary of State

3882631 8100		AUTHENTICATION: 3483084

040828758		DATE: 11-17-04

State of Delaware Secretary of State Division of Corporations Delivered 12:10 PM 11/17/2004 FILED 11:33 AM 11/17/2004 SRV 040828758 - 3882631 FILE

CERTIFICATE OF INCORPORATION

OF

FRIO, INC.

FIRST: The name of the corporation is Frio, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 having a par value of $0.01 per share. All such shares are Common Stock.

FIFTH: The name and mailing address of the incorporator is:

Jon Sommer

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: The Corporation shall, to the fullest extent permitted or required by Section 145 of the General Corporation Law of the Sate of Delaware, as the same may be amended and supplemented, indemnify any and all persons to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the Stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article Eighth.

NINTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, without any action on the part of the Stockholders, but the Stockholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

2

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November, 2004.

Jon Sommer Sole Incorporator

3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FRIO, INC.”, CHANGING ITS NAME FROM “FRIO, INC.” TO “GOODMAN GLOBAL HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 2004, AT 5:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]
Harriet Smith Windsor, Secretary of State

3882631 8100		AUTHENTICATION: 3502531

040851350		DATE: 11-29-04

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 11/24/2004 FILED 05:52 PM 11/24/2004 SRV 040851350 - 3882631 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FRIO, INC.

FRIO, INC, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Frio, Inc. (the “Corporation”).

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation is Goodman Global Holdings, Inc. (the “Corporation”).”

3. The amendment to the Corporation’s certificate of incorporation set forth in this certificate of amendment has been duly adopted by this Corporation’s board of directors and stockholders in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Michael Weiner, this 24th day of November, 2004.

Name:	Michael Weiner
Title:	President